UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) or (g) OF
THE SECURITIES EXCHANGE ACT OF 1934

Diamond Hill Funds
(Exact Name of Registrant as Specified in Charter)

Ohio	See Below
(State of incorporation or organization)	(I.R.S. Employer Identification No.)

325 John H. McConnell Blvd., Suite 200,	43215
Columbus, Ohio
(Address of Principal Executive Offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act.

Title of each class to be registered	Name of exchange on which each class is to be registered	I.R.S. Employer Identification Number
Diamond Hill Large Cap Concentrated ETF	NYSE Arca, Inc.	86-1283377

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. ☐

Securities Act registration statement file number to which this form relates:
333-22075
Securities to be registered pursuant to Section 12(g) of the Exchange Act:
None.

INFORMATION REQUIRED IN REGISTRATION STATEMENT
Item 1. Description of Registrant’s Securities to be Registered:

Reference is made to Post-Effective Amendment No. 93 to Registrant’s Registration Statement on Form N-1A under the Securities Act of 1933, as amended (the “Securities Act”) (File Nos. 333-22075; 811-080601) filed on September 19, 2025, which description is incorporated herein by reference. Any form of supplement to Post-Effective Amendment No. 93 to Registrant’s Registration Statement that is subsequently filed is hereby also incorporated by reference herein.

Item 2. Exhibits

1.
Copy of Registrant’s Fourth Amended and Restated Agreement and Declaration of Trust dated May 22, 2025, which was filed as an Exhibit to the Registrant's Post-Effective Amendment No. 90, is hereby incorporated by reference.

2.	Copy of Amended and Restated By-Laws, dated as of November 14, 2018, which was filed as an Exhibit to the Registrant’s Post Effective Amendment No. 69, is hereby incorporated by reference.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this Registration Statement on Form 8-A to be signed on its behalf by the undersigned, thereto duly authorized.

Diamond Hill Funds

Date: September 19, 2025

By: /s/Karen R. Colvin
Karen R. Colvin
Vice President and Secretary